As filed with the Securities and Exchange Commission on May 20, 2025

Registration No. 333-287421

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1.

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	31-0791746
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
255 E. Fifth Street, Suite 2600, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip code)

2025 STOCK INCENTIVE PLAN

(Full title of the plan)

Brian C. Judkins

255 E. Fifth Street, Suite 2600

Cincinnati, Ohio 45202

(Name and address of agent for service)

(513) 762-6690

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act  ☐

EXPLANATORY NOTE

Chemed is filing this Form S-8 POS due to a clerical error on Exhibit 23 Consent of Independent Registered Public Accounting Firm (the “Consent”) in our Form S-8 filing of May 20, 2025 (the “Original”).  The signature line was inadvertently left off the Consent. The updated Consent is filed herewith and listed as Exhibit 23.

Except as described above, this Form S-8 POS does not amend, modify, or otherwise update any other information in the Original Form S-8. Accordingly, this Form S-8 POS should be read in conjunction with the Original Form S-8 and the Company’s other filings with the SEC.

Item 8.  Exhibits.

Page Number or

Incorporation

                       Numberby Reference

                       Under Item 601                                          File Number and

Exhibit            Regulation                                                        Filing Date

Number           S-K

 23               (23)           Consent of Independent Registered Public

                                      Accounting Firm

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 20, 2025.

CHEMED CORPORATION

By: /s/ Michael D. Witzeman
Michael D. Witzeman
Executive Vice President, Controller and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date

/s/ Kevin J. McNamara         President and Chief Executive Officer                     May 20, 2025

Kevin J. McNamara              (Principal Executive Officer)

/s/ Michael D. Witzeman         Executive Vice President,                          May 20, 2025

Michael D. Witzeman             Controller and Chief Financial Officer

    (Principal Financial Officer)

Ron DeLyons*                  Eileen P. McCarthy*               DIRECTORS

Christopher J. Heaney*John M. Mount Jr.*

Thomas C. Hutton*George J. Walsh III*

Andrea R. Lindell*

/s/ Brian C. Judkins                                             May 20, 2025

Brian C. Judkins

Vice President, Chief Legal Officer and Secretary

*Brian C. Judkins signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

                                      /s/ Brian C. Judkins

                                      Brian C. Judkins, Attorney-in-Fact

INDEX TO EXHIBITS

Page Number

or

Incorporation by Reference

Number
	Under Item 601		File Number
Exhibit	Regulation		and	Previous
Number	S-K		Filing Date	Exhibit
23	(23)	Consent of Independent Registered Public Accounting Firm